Exhibit 4.196

AMENDMENT NO. 13

TO

LIQUIDITY AGREEMENT

dated as of May 8, 2008

among

DOLLAR THRIFTY FUNDING CORP.,

an Oklahoma corporation

CERTAIN FINANCIAL INSTITUTIONS,

as the Liquidity Lenders

CREDIT SUISSE,

ACTING THROUGH ITS NEW YORK BRANCH,

as Liquidity Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Series 1998-1 Letter of Credit Provider

AMENDMENT NO. 13

TO LIQUIDITY AGREEMENT

This Amendment No. 13 to Liquidity Agreement dated as of May 8, 2008 (“Amendment”), among Dollar Thrifty Funding Corp., an Oklahoma corporation (“DTFC”), the undersigned financial institutions (the “Liquidity Lenders”), Credit Suisse, acting through its New York branch, as Liquidity Agent (“CS”) and Deutsche Bank Trust Company Americas, as Series 1998-1 Letter of Credit Provider (“DBTCA”) (DTFC, the Liquidity Lenders, CS and DBTCA are collectively referred to herein as the “Parties”), JPMorgan Chase Bank, N.A., not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent.

RECITALS:

A.        The Parties are parties to that certain Liquidity Agreement dated as of March 4, 1998, among DTFC, the Liquidity Lenders, the Liquidity Agent, JPMorgan Chase Bank, N.A., not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent, as subsequently amended by (i) Amendment No. 1 to Liquidity Agreement dated as of March 4, 1999; (ii) Amendment No. 2 to Liquidity Agreement dated as of October 20, 1999; (iii) Amendment No. 3 to Liquidity Agreement dated as of February 18, 2000; (iv) Amendment No. 4 to Liquidity Agreement dated as of February 28, 2001; (v) Amendment No. 5 to Liquidity Agreement dated as of February 26, 2002; (vi) Amendment No. 6 to Liquidity Agreement dated as of February 24, 2003; (vii) Amendment No. 7 to Liquidity Agreement dated as of February 20, 2004; (viii) Amendment No. 8 to Liquidity Agreement dated as of March 24, 2004; (ix) Amendment No. 9 to Liquidity Agreement dated as of March 22, 2005; (x) Amendment No. 10 to Liquidity Agreement dated as of March 17, 2006; (xi) Amendment No. 11 to Liquidity Agreement dated as of March 20, 2007; and (xii) Amendment No. 12 to Liquidity Agreement dated as of June 19, 2007; and

B.        Contemporaneously herewith, the Parties are entering into that certain Extension Agreement and Agreement to Revise or Terminate Certain Liquidity Commitments whereby the Scheduled Liquidity Commitment Termination Date is being extended on the date hereof until May 7, 2009; and

C.        As a result of such extension, the Parties wish to amend the Liquidity Agreement as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Liquidity Agreement.

2.	Amendments. The Liquidity Agreement is hereby amended as follows:

(a)       By deleting Section 4.5(a) thereof in its entirety and replacing it with the following:

SECTION 4.5 Fees. (a) Commitment Fee. DTFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender an ongoing commitment fee (the “Commitment Fee”) equal to 0.75% per annum of the average daily unused portion of each such Liquidity Lender’s Liquidity Commitment, such fee to accrue from May 8, 2008 (the “Closing Date”) until the Liquidity Commitment Termination Date. The Commitment Fee shall be computed based on the actual number of days elapsed and a 360 day year. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Liquidity Commitment Termination Date.

(b)      By deleting clause (b) of the definition of “Base Rate” appearing in Annex A of the Liquidity Agreement in its entirety and replacing it with the following:

(b) the Federal Funds Rate plus 1.00% per annum.

(c)       By deleting the definition of “Credit Agreement” appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

“Credit Agreement” means the Credit Agreement, dated as of June 15, 2007, among Dollar Thrifty Automotive Group, Inc., as the borrower, the various financial institutions as are or may become parties thereto, as lenders, Deutsche Bank Trust Company Americas, as the administrative agent for the lenders, The Bank of Nova Scotia, as the syndication agent for the lenders, and Deutsche Bank Securities Inc. and Scotia Capital as the joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

(d)       By deleting the definition of “Eurodollar Rate (Reserve Adjusted)” appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

“Eurodollar Rate (Reserve Adjusted)” means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Rate =	_____Eurodollar Rate__ _________	+ 3.5%
(Reserve Adjusted) 1.00 – Eurodollar Reserve Percentage

(e)       By deleting the definition of “Fee Letter” appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

“Fee Letter” means that certain fee letter dated May 8, 2008 among DTFC and Credit Suisse, acting through its New York Branch, as Liquidity Agent, as the same may be amended, restated, replaced or otherwise modified from time to time.

(f)       By deleting clause (a) of the definition of “Interest Period” appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

(a) with respect to any Eurodollar Advance, a one-week (only in the case of Swing Line Advances), or a one- or two-month period commencing on the date of such Eurodollar Advance, as selected by DTFC in its Borrowing Request

(g)      By deleting the definition of “Scheduled Maturity Date” appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

“Scheduled Maturity Date” means,

(i) except in the case of any Commitment Termination Date Liquidity Advance, with respect to any Liquidity Advances, the last day of the relevant Interest Period, but in any event not later than, in the case of Liquidity Advances, September 8, 2009; provided, however, that after the occurrence of a Liquidity Agreement Amortization Event, the Scheduled Maturity Date shall mean September 8, 2009; and

(ii) with respect to any Commitment Termination Date Liquidity Advance, September 8, 2009.

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Liquidity Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Liquidity Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Liquidity Agreement specifically referred to herein and any references in the Liquidity Agreement to the provisions of the Liquidity Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Applicable Provision. Pursuant to Section 11.1 of the Liquidity Agreement, the Liquidity Agreement may be amended by DTFC, DBTCA, as the Series 1998-1 Letter of Credit Provider, and the Majority Banks.

5.         Continuing Accuracy of Representations and Warranties. The representations and warranties of DTFC in each of the CP Program Documents to which DTFC is a party are true and correct (in all material respects to the extent such representations and warranties do not incorporate a materiality limitation in their terms) on the date of this Amendment as though made on and as of the date of this Amendment.

6.         Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

7.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

8.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

DTFC:

DOLLAR THRIFTY FUNDING CORP.

By: ______________________________________

Pamela S. Peck

Vice President and Treasurer

LIQUIDITY AGENT:

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

SERIES 1998-1 LETTER OF CREDIT PROVIDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$62,500,000	CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$77,500,000	JPMORGAN CHASE BANK, N.A.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	THE BANK OF NOVA SCOTIA

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	ABN AMRO BANK N.V.

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$35,000,000	CREDIT INDUSTRIEL ET COMMERCIAL

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	BNP PARIBAS

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$42,500,000	BANK OF MONTREAL

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	DEUTSCHE BANK AG, NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$15,000,000	COMERICA BANK

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	LANDESBANK HESSEN-THÜRINGEN

GIROZENTRALE

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$10,000,000	WELLS FARGO BANK, N.A.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	MIZUHO CORPORATE BANK, LTD.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$10,000,000	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

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